UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 5, 2017, Voya Financial, Inc. (“Voya”) completed its registered public offering (the “Offering”) of $400 million aggregate principal amount of 3.125% Senior Notes due 2024 (the “Notes”). The Notes are guaranteed by Voya Holdings Inc., a wholly-owned subsidiary of Voya (“Voya Holdings”). The Offering resulted in aggregate net proceeds to Voya of approximately $395.2 million, after deducting commissions and estimated expenses. As previously announced, Voya intends to use all of the net proceeds of the Offering to redeem a portion of its Senior Notes due 2018 (the “2018 Senior Notes”) and to pay accrued interest, related premiums, fees and expenses.

Voya issued the Notes under an indenture dated as of July 13, 2012 (the “Base Indenture”), as supplemented by a seventh supplemental indenture dated as of July 5, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among Voya, Voya Holdings and U.S. Bank National Association, as trustee (the “Trustee”).

Voya will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2018. The Notes will mature on July 15, 2024 and bear interest at a rate of 3.125% per annum. The terms of the Indenture, among other things, limit Voya’s ability to create liens, dispose of stock of certain subsidiaries and merge, consolidate or sell assets. Voya may, at its option, redeem, in whole or in part, the Notes at any time and from time to time. The provisions of the Indenture governing Notes provide that certain events will constitute an event of default with respect to such Notes.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Base Indenture, as filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to Voya’s Registration Statement on Form S-3 (No. 333-218956) and the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of July 5, 2017, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

4.2	Form of Senior Debt Security of Voya Financial, Inc. (included in Exhibit 4.1)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

5.2	Opinion of Day Pitney LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: July 5, 2017	By:	/S/ TREVOR OGLE
	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of July 5, 2017, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

4.2	Form of Senior Debt Security of Voya Financial, Inc. (included in Exhibit 4.1)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

5.2	Opinion of Day Pitney LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2)